Telenomics and Hewlett-Packard Changing the Way Companies Manage Their Telecommunications


LA JOLLA, Calif.--(BUSINESS WIRE)--Jan. 7, 2000--Cybertel Communications
Corp. (OTCBB: CYTP) announced on Tuesday that it has completed its acquisition of Telenomics Inc., a strategic partner of Hewlett-Packard (NYSE: HWP, news, msgs). The acquisition enables Cybertel to capitalize on the relationship that Telenomics has forged with Hewlett-Packard as well as to have access to Telenomics impressive customer base. In addition to the marketing synergy, the acquisition will also create a whole new, powerful profit center for Cybertel.

Telenomics Inc. is a HP channel partner that provides telephone accounting and management software solutions. The strategic partnership between companies was announced last August.

The combination of Telenomics software and HP systems -- Telenomic's PWARE running on HP 3000 servers -- provides medium to large-sized businesses with cost-effective, telephone-management services. The service is available for a transaction-based fee of just cents per use, enabling companies to efficiently manage their phone systems.

According to Hewlett-Packard, the HP and Telenomics alliance marks another HP success in transaction-based business-process services. This business model is part of HP's e-services initiative, designed to dramatically change the way businesses and consumers use the Internet. Telenomics' PWARE is part of HP's "apps on tap" services

-- business applications delivered as pay-as-you-go services on the Internet. This business model enables companies to drive down their overall IT costs by allowing them to focus on building and deploying applications that are uniquely strategic to their business and rent virtually everything else -- such as hardware, storage and middleware

-- as needed for a complete solution. Because the service is hosted by HP, it is not necessary for a company to dedicate IT staff to an apps-on-tap solution.

Apps-on-tap service providers are also commonly referred to as Application Service Providers (ASPs). The ASP market is expected to grow to $21 billion by 2001. At the same time, telecommunications markets -- especially Cybertel's core business, Internet telephony -- continue to grow at a staggering rate. Consulting and market research firm Frost & Sullivan predicts the Internet telephony market will grow from 200 million minutes in 1988 to 634.5 billion minutes in 2006, and the worldwide voice-over-IP market by 1,000% within the next five years, reaching a $10 billion revenue level by 2005. Through its relationship with Hewlett-Packard and the leadership of its parent company Cybertel, Telenomics is uniquely positioned to take advantage of the growth in both markets.

Other trends are fueling Telenomics' expansion as well. In the past, telecommunications applications haven't been given the attention of other mission-critical software systems, even though telecommunications costs rank among the top three expenses in most companies. Only recently, when more and more companies have started to integrate their telecommunications with the IT function, the focus in major corporations have shifted to improving telecommunications productivity and reducing costs.

"Our software allows companies to do just that. Companies can track both incoming and outgoing calls, reduce directory assistance charges, automate business and telephone transactions as well as information gathering, minimize network crime and provide fraud detection. Call accounting information can also be used to evaluate sales and customer service departments as well as the efficiency of PBX least-cost routing," says Rick Hupe, president of Telenomics.

"When our software is delivered as a HP/Telenomics e-services solution, practically any company can now afford this powerful tool. Pay-per-use pricing offers a predictable monthly fee instead of an up-front investment. The total cost of ownership is kept to a minimum. Companies also have the ability to grow call accounting/call management capabilities without purchase of additional hardware, software or technical resources. And, the IT management can focus on critical aspects of their IT environment, and let HP/Telenomics worry about their call accounting and management. I am not aware of any competing system that has similar functionality and is being delivered through the ASP model," Hupe explains.

Telenomics serves clients in a variety of industries and areas, including many leading IT and telecommunications companies, city and county governments, college and university systems and organizations. The company's client list includes such well-known names as Fujitsu Ltd., Hughes Network Systems, Applied Materials (Nasdaq: AMAT, news, msgs), Micro Warehouse (Nasdaq: MWHS, news, msgs), the Gallup Organization, the City of Beverly Hills, the New Orleans Convention Center, the Writers' Guild of America and the San Jose Mercury News.

About Cybertel

Cybertel is a La Jolla, Calif.-based Voice Over the Internet (IP) Telephony Company. The company is in the process of building a state-of-the-art Internet Telephony network throughout the West and Midwest that will interconnect with a national IP network to deliver Voice Over the Internet long distance to all 50 states. It has also pursued a strategy of piggybacking on the nation's best telecom networks, allowing it to have access to superior IP networks at a fraction of what it would cost to build its own.

Cybertel has signed contracts this year with other major carriers like MCI/Worldcom (Nasdaq: WCOM, news, msgs), Bell Atlantic Corp. (NYSE: BEL, news, msgs) and Level 3 Communications (Nasdaq: LVLT, news, msgs), which have made it possible for Cybertel to offer 1+ long distance, 1-800 numbers, regular and pre-paid calling cards and Internet access at some of the most competitive rates on the market today. Cybertel is a fully reporting company, listed on the OTC Bulletin Board under the symbol OTCBB:CYTP. For more information, visit http://www.cybertelcorp.com.

About the ASP Industry

The Application Service Provider (ASP) industry has the opportunity to revolutionize how small and medium-size companies approach technology. Many analysts, including Mark Wolfenberger of Credit Suisse First Boston in New York, believe that sometime this year, the world will see an "explosion of ASP demand" (source: Wall Street Journal 11/15/1999). Leading ASPs include ebaseOne Corp. (OTCBB: EBAS), Futurelink (OTCBB: FLNK), Interliant (Nasdaq:
INIT, news, msgs), U.S. Internetworking (Nasdaq: USIX, news, msgs) and Verio (Nasdaq: VRIO, news, msgs). However, none of these traditional ASPs are able to offer a similar Web-based call accounting/management system as Cybertel and Hewlett-Packard.

The statements made by Cybertel Communications Corporation (Cybertel) may be forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements. This information is not a recommendation to buy or sell securities of Cybertel. The statements and opinions presented are the views of Cybertel and are subject to change. Merger Communications (Merger) is a media relations firm employed by the Company. Merger and Cybertel believe that all information in this release has been obtained from sources considered reliable, but cannot guarantee that the statements presented herein are accurate or complete. Cybertel believes that its primary risk factors include, but are not limited to: the need for substantial financial requirements; the need to develop effective internal processes and systems; changes in the overall economy; changes in technology; the number and size of competitors in its markets; continued and future strategic alliances; changes in the law and regulatory policy; and the mix of product and services offered in Cybertel's target markets. Merger Communications, its officers, directors and employees own 49,000 restricted shares of company common stock. In addition, Merger is entitled to additional compensation consisting of 77,000 shares of common stock pursuant to an agreement with Cybertel, which includes the preparation of press releases. Merger typically has a long position in the securities of the companies in which it publishes information, and Merger may be buying or selling securities in the course of its regular business.

CONTACT:

Merger Communications Inc., Houston

Evan Reineking, 713/267-2328

E-mail: ereineking@mergerusa.com